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                                                               Exhibit 11/99.B11


                               ARTUHR ANDERSEN LLP




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated August 19, 1996, and to all references to our firm included in or made a part of this Registration Statement on Form N-1A of Fasciano Fund, Inc.


                                   /s/ Arthur Andersen LLP

                                   ARTHUR ANDERSEN LLP

Chicago, Illinois
October 24, 1996